Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265976), on Form S-1 (Nos. 333-261640 and 333-282736) and on Form S-8 (No. 333-261701) of iSpecimen Inc. of our report dated March 13, 2024, except for Note 1, Reverse Stock Split and Note 13, as to which the date is April 14, 2025 relating to the financial statements of iSpecimen Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts
April 14, 2025